Exhibit 10.20

[FORM OF]

LOCK-UP RELEASE AGREEMENT

September __, 2022

Re.	FOXO Technologies Inc.

Ladies and Gentlemen:

This Lock-Up Release Agreement (this “Agreement”) is being provided to you in connection with the offering (the “Offering”) by the Company (as defined below) of its 15% senior promissory notes (the “Notes”).

Reference is made to (i) that certain Securities Purchase Agreement, dated January 25, 2021, by and among the FOXO Technologies, Inc., a Delaware corporation (the “Original Issuer”) and you, among others (as amended, restated or supplemented from time to time, the “SPA”), (ii) that certain 12.5% Original Issue Discount Convertible Debenture issued to you pursuant to the SPA (as amended, restated or supplemented from time to time, the “Debenture”), (iii) that certain Common Stock Purchase Warrant (as amended, restated or supplemented from time to time, the “Warrant”, and together with the Debenture and any shares of common stock issuable pursuant to the Debenture and the Warrant, the “Securities”) issued to you pursuant to the SPA, and (iv) that certain Lock-Up Agreement executed by you in connection with the Securities. Capitalized terms used herein but not otherwise defined will have the meanings ascribed to them the in SPA or Lock-Up Agreement, as applicable.

As of or prior to the date hereof the Original Issuer was merged (the “Merger”) into Delwinds Insurance Acquisition Corp., a Delaware corporation, and the merged company changed its name to FOXO Technologies Inc. (such merged corporation, the “Company”).

Pursuant to the terms of the SPA, Debenture and Warrant, the Securities issued or issuable by the Original Issuer, were exchanged for equivalent securities of the Company.

Pursuant to the terms of the Lock-Up Agreement you agreed not to Transfer any Relevant Securities except as may be permitted pursuant to the Lock-Up Agreement during the Lock-Up Period, which ends on the date that is one-hundred eighty (180) days from the date of the offering conducted in conjunction with the Merger. In connection with the foregoing, you authorized the Company to direct its transfer agent to deny any transfers of Relevant Securities in violation of the terms of the Lock-Up Agreement.

Notwithstanding the terms of the Lock-Up Agreement, as consideration for your agreement to participate in the Offering in an amount of $[___]1 the Company hereby agrees that you shall be permitted to Transfer [%]2 of your Relevant Securities (the “Released Relevant Securities”) in accordance with the following schedule:

i.	50% of the Released Relevant Securities as of the date hereof;

ii.	a further 25% of the Released Relevant Securities on the date that is thirty (30) days following the Merger; and

iii.	the final 25% of the Released Relevant Securities on the date that is sixty (60) days following the Merger.

In furtherance of the foregoing the Company agrees that it shall direct its transfer agent to not refuse any transfer of Released Relevant Securities that is in accordance with the foregoing schedule, provided that the transfer agent is otherwise permitted to make such transfer in accordance with applicable securities laws.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Agreement by facsimile or e-mail .pdf transmission shall be effective as the delivery of the original hereof.

[1]	Insert purchaser’s subscription amount of Notes.
[2]	Insert a percentage based on the purchaser’s original subscription amount of debenture, i.e., if the purchaser’s original subscription amount was $100,000 and the purchaser has purchased $100,000 of notes insert 100% or such lesser or higher percentage if the purchaser has invested more or less as applicable.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Release Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FOXO TECHNOLOGIES INC.

By:
Name:
Title:

Acknowledged and Agreed:

Signature:

Name (printed):

Title (if applicable):

Entity (if applicable):